 As filed with the Securities and Exchange Commission on November 17, 1995

                                              Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            -------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               -------------


                         OPPENHEIMER CAPITAL, L.P.
          (Exact Name of Registrant as Specified in its Charter)


               Delaware                                   13-3412614
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)


                             Oppenheimer Tower
                          World Financial Center
                            200 Liberty Street
                         New York, New York  10281
               (Address, Including Zip Code, of Registrant's
                        Principal Executive Offices)


         OPPENHEIMER CAPITAL                  OPPENHEIMER CAPITAL
        RESTRICTED OPTION PLAN                RESTRICTED UNIT PLAN
         (Full Title of Plan)                 (Full Title of Plan)


                          Thomas E. Duggan, Esq.
                              General Counsel
                            Oppenheimer Capital
                             Oppenheimer Tower
                          World Financial Center
                            200 Liberty Street
                         New York, New York  10281
                              (212) 374-1600
                  (Name and Address, Including Zip Code,
     and Telephone Number, Including Area Code, of Agent For Service)


                       Copies of Communications to:
                          JEFFREY E. TABAK, ESQ.
                          WEIL, GOTSHAL & MANGES
                             767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153
                              (212) 310-8000

                                               CALCULATION OF REGISTRATION FEE
                                                              Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to      Amount to be      Offering Price Per    Aggregate Offering         Amount of
            be Registered                   Registered              Unit                  Price           Registration Fee
Units of Limited Partnership Interest       1,237,500            $27.3125(1)         $33,799,218.75            $6760

(1)  Estimated solely for calculation of the registration fee pursuant to Rule 457.  Based upon the average of the high and low market prices reported on the New York Stock Exchange on November 16, 1995, pursuant to Rule 457(h).

     Incorporation by Reference
     --------------------------

          This Registration Statement covers 1,237,500 additional Units of limited partnership interest of the Registrant, which Units are issuable pursuant to the Oppenheimer Capital Restricted Option Plan and the Oppenheimer Capital Restricted Unit Plan (collectively, the "Plans"). Such securities are of the same class as other securities for which a registration statement on Form S-8 relating to employee benefit plans is already effective. The contents of the earlier registration statement, filed with the Securities and Exchange Commission on July 2, 1990 (File No. 33-35584), are hereby incorporated by reference. All capitalized terms used herein without definition shall have the meanings ascribed thereto in such earlier registration statement.


     Additional Information
     ----------------------

          By action of the Committee, ratified by the Board of Directors of Opfin, on August 15, 1995, (i) the term of each of the Plans was extended, effective as of July 9, 1994, until July 9, 1999 or such earlier time as the Units authorized for issuance under the Plans have been granted and have been vested and (ii) the aggregate number of Units authorized for issuance under the Plans was increased to 2,475,000 Units.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 17, 1995.
                                        OPPENHEIMER CAPITAL, L.P.

                                        By:  Oppenheimer Financial Corp.,
                                              General Partner

                                        By:  /s/ Roger W. Einiger
                                           --------------------------------
                                             Roger W. Einiger
                                             Executive Vice President

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Roger W. Einiger and Thomas E. Duggan, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities for Oppenheimer Financial Corp., the general partner of the registrant, and on the dates indicated.


     Signature                 Title                Date
     ---------                 -----                ----

     /s/ Stephen Robert        Chairman of the      November 17, 1995
     ---------------------     Board and Chief
     Stephen Robert            Executive Officer

     /s/ Nathan Gantcher       President, Chief     November 17, 1995
     ---------------------     Operating
     Nathan Gantcher           Officer and Director
                               (principal executive
                               officer)

     /s/ Joseph M. LaMotta     Executive Vice       November 17, 1995
     ---------------------     President and
     Joseph M. LaMotta         Director

     /s/ Dennis E. Feeney      Chief Financial      November 17, 1995
     ---------------------     Officer (principal
     Dennis E. Feeney          accounting officer)

     /s/ Roger W. Einiger      Executive Vice       November 17, 1995
     ---------------------     President
     Roger W. Einiger          and Director

                               Director             November __, 1995
     ---------------------
     Frederick M. Bohen

                               Director             November __, 1995
     ---------------------
     Michael C. Stoddart

                                INDEX TO EXHIBITS
                                -----------------
                                                            Sequentially
      Exhibits                                              Numbered Page
      --------                                              -------------


      5                  Opinion of Weil, Gotshal & Manges
                         as to the legality of the
                         securities being registered

      23.1               Consent of Weil, Gotshal & Manges
                         (contained within the opinion of
                         counsel attached as Exhibit 5)

      23.2               Consent of Price Waterhouse

      24                 Powers of Attorney (included in
                         signature page)














































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